Elamex Announces Amendment to Its Annual Report on Form 10-K/A for the Year Ended December 31, 2004

EL PASO, TX -- 12/09/2005 -- Elamex, S.A. de C.V. (NASDAQ: ELAM), a diversified manufacturing services company with food and real estate holdings in Mexico and the United States, today announced the filing of an amendment to its Annual Report on Form 10-K/A for the year ended December 31, 2004 to revise certain disclosures contained in the original Form 10-K.

The amendment modifies Part II, Item 8 - Financial Statements and Supplementary Data, Note 1, second table and paragraph eight of "Principles of Consolidation."

Elamex has a 50.1% investment in Qualcore, S. de R.L. de C.V. ("Qualcore"), a joint venture company with GE de Mexico, which is recorded under the equity method. In its original Form 10-K, the Company did not present Qualcore as a significant subsidiary as set forth in Rule 3-09 of Regulation S-X and only included a summary of unaudited financial information in a footnote disclosure instead of including separate financial statements for this significant unconsolidated subsidiary as an exhibit. This Form 10-K/A modifies the summary of financial information of Qualcore by replacing unaudited financial amounts with audited amounts and by attaching as an exhibit the separate audited financial statements of Qualcore. The previously reported Qualcore amounts did not include an adjustment to record the impairment of long-lived assets. The amended financial results of Qualcore now include the impairment adjustment. The previously reported financial results of Elamex, S.A. de C.V. are not affected by this change to the Qualcore amounts.

Qualcore's operations ceased in the third quarter of 2005, and as of the date of this amendment most of the machinery and equipment have been sold, the majority of the employees have been terminated and the building has been substantially vacated. The Company wrote down its investment in Qualcore to zero as of December 31, 2004, as such management does not believe that any additional adjustments are required in its previously issued financial statements. In the third quarter of 2005, the Company recognized a $2.0 million liability equal to 50.1% in recognition of its guarantee of a portion of the Qualcore plant lease, stated at the estimated fair value of the remaining life of the lease agreement.

Except as otherwise expressly noted herein, this Amendment to Annual Report on Form 10-K/A does not reflect events occurring after the March 31, 2005 filing of the Company's original annual Report on Form 10-K in any way, except to reflect the changes discussed in the amendment. Accordingly, this amendment should be read in conjunction with the original filing.

About Elamex

Elamex is a Mexican company with manufacturing operations and real estate holdings in Mexico and the United States. The Company is involved in the production of food items related to its candy manufacturing and nut processing operations. Elamex's competitive advantage results from its demonstrated capability to leverage low cost, highly productive labor, strategic North American locations, recognized quality and proven ability to combine high technology with labor-intensive manufacturing processes in world-class facilities. As a value added provider, Elamex's key business objectives include superior customer satisfaction, long-term supplier relationships and employee growth and development, with the ultimate goal of continuously building shareholder value.

Press releases by Elamex may include forward-looking statements that involve risks and uncertainties, including, but not limited to, risks associated with the Company's future growth and development. Information contained herein should be read in conjunction with the Company's periodic filings with the Securities and Exchange Commission, including its Form 10-K filing with the Securities and Exchange Commission for the year ended December 31, 2004. The forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially.

Contact:
Sam L. Henry
(915) 298-3061